Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3ASR (No. 333- 209385) and of our reports dated March 10, 2016 related to the financial statement schedules listed in Item 15(a)(2), which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 10, 2016